ORRICK, HERRINGTON
                                 & SUTCLIFFE LLP


                                                  March 24, 1997


Keystone State Tax Free Fund--Series II
200 Berkeley Street
Boston, Massachusetts 02116-5034

         Re:      Keystone California Tax Free Fund

Dear Sirs:
                  We have acted as special California tax counsel for Keystone State Tax Free Fund--Series II, a Massachusetts business trust (the "Trust"), on behalf of the Trust's Keystone California Tax Free Fund, a series of the Trust, in connection with the preparation of Post Effective Amendment No. 5 to the Trust's Registration Statement under the Securities Act of 1933 (File No. 33-73730) and Post Effective Amendment No. 6 to the Trust's Registration
Statement under the Investment Company Act of 1940 (File No. 811-8254) (such Registration Statements as amended by such post-effective amendments, hereinafter the "Registration Statement") and the Trust's prospectus (the "Prospectus") and statement of additional information (the "Statement of Additional Information"), each dated March 31, 1997.

                  We have not independently verified and are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the information contained in the Registration Statement or the Prospectus and Statement of Additional Information except with respect to the statements relating to State of California taxation in such documents to the extent described in the next paragraph.

                  We have participated in the preparation of the statements relating to State of California taxation set forth in the Registration Statement and Exhibit A to the Prospectus under the caption "Keystone California Insured Tax Free Fund--Description of State and Local Taxation." We have had discussions with representatives of the Trust concerning the information contained in the Registration Statement and the Prospectus under such caption and have considered the matters required to be stated therein and the statements contained therein. Based upon the participation and discussions described above and our review of the Registration Statement, the Prospectus and the Statement of Additional Information (other than the financial statements, schedules and other financial and statistical information included therein, as to which we express no opinion), we are of the opinion that the statements relating to State of California taxation set forth under such caption in the Prospectus accurately reflect our opinion as set forth therein and, insofar as they constitute statements of law or legal conclusions, are correct in all material respects and address all material State of California tax issues.

                  This opinion is furnished by us, as the Trust's special California tax counsel, to you, solely for the benefit of the Trust and its Board of Trustees and solely with respect to the Trust's Registration Statement, Prospectus and Statement of Additional Information referred to in the first paragraph of this letter, upon the understanding that we are not hereby assuming professional responsibility to any other person whatsoever. This opinion letter may not be relied upon by any other person without our prior written approval. We disclaim any obligation to update this opinion letter for events occurring or coming to out attention after the date hereof.

                       Very truly yours,

                       ORRICK, HERRINGTON & SUTCLIFFE LLP

                       By: /s/ Kenneth G. Whyburn

                               ORRICK, HERRINGTON
                                 & SUTCLIFFE LLP


                                                  March 24, 1997


Keystone State Tax Free Fund--Series II
200 Berkeley Street
Boston, Massachusetts 02116-5034

         Re:      Keystone California Tax Free Fund

Ladies and Gentlemen:

                  We have acted as special California tax counsel for Keystone State Tax Free Fund--Series II, a Massachusetts business trust (the "Trust"), on behalf of the Keystone California Tax Free Fund series of the Trust, in connection with the preparation of Post-effective Amendment No. 5 to the Trust's Registration Statement under the Securities Act of 1933 (File No. 33-73730) and Amendment No. 6 to the Trust's Registration Statement under the Investment Company Act of 1940 (file No. 811-8254) on Form N-1A (as amended, the "Registration Statement"). We hereby consent to the filing of this letter as an exhibit to such Registration Statement and to the reference to our firm under the caption "Keystone California Insured Tax Free Fund--Description of State and Local Tax Treatment" in Exhibit A to the Prospectus which is a part of such Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

                       Very truly yours,

                       ORRICK, HERRINGTON & SUTCLIFFE LLP



                       By: /s/ Kenneth G. Whyburn